EXHIBIT B TO SCHEDULE 13G
                             JOINT FILING AGREEMENT


Each of the undersigned persons hereby agrees and consents to this joint filing of Schedule 13G on such person's behalf, pursuant to Section 13(d) and (g) of the Securities and Exchange Act of 1934, as amended, and the rules promulgated thereunder. Each of these persons is not responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such persons know or have reason to believe that such information is inaccurate.

                                        Dated:  February 15, 1999.

                                        Royal Bank Investment Management Inc.
                                        BY: /s/ Jennifer Lederman
                                            ------------------------------------
                                            Senior Vice-President, Compliance,
                                            and Corporate Secretary


                                        RT Investment Management Holdings Inc.
                                        BY: /s/ Jennifer Lederman
                                            ------------------------------------
                                            Senior Vice-President, Compliance,
                                            and Corporate Secretary


                                        The Royal Trust Company
                                        BY: /s/ Jennifer Lederman
                                            ------------------------------------
                                            Authorized Signing Authority


                                        Royal Mutual Funds Inc.
                                        BY: /s/ Simon Lewis
                                            ------------------------------------
                                            President